UNITED STATES
SECURITIES & EXCHANGE COMMISSION
WASHINGTON, D.C. 20449

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   August 29, 2007

Delta Woodside Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina

(State of Other Jurisdiction of Incorporation)

1-10095	57-0535180
(Commission File Number)	(IRS Employer Identification No.)

700 North Woods Drive, Fountain Inn, South Carolina  29644

(Address of Principal Executive Offices)   (Zip Code)

(864) 255-4100

(Registrant's Telephone Number Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Reference is made to the asset purchase agreement (the “APA”) made as of June 27, 2007 by and between Delta Mills, Inc. (“Delta Mills”) and Gibbs International, Inc. (“Gibbs”).  Delta Mills is a direct wholly-owned subsidiary of Delta Woodside Industries, Inc. (“the Company”). A copy of the APA was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K with date of June 28, 2007.

Pursuant to the APA, on August 29, 2007, Delta Mills consummated the sale of the real property at Delta Mills’ Beattie facility in Fountain Inn, South Carolina, including the sale of all buildings, structures, facilities, fixtures and other improvements thereto and approximately 98 acres of land (collectively, the “Beattie Plant”).  Immediately prior to the sale, Gibbs assigned all of its rights under the APA, including the right to purchase the Beattie Plant, to DelWood LLC, a South Carolina limited liability company (“DelWood”).  A copy of the Assignment between Gibbs and DelWood is set forth in Exhibit 99.1 to this Current Report.

Delta Mills received gross cash sales proceeds from the sale of $4,500,000, with aggregate net proceeds of $4,429,082 after the deduction of certain pro-rated and other costs.

Delta Mills’ execution, delivery and performance of the APA were previously approved by the U.S. Bankruptcy Court for the District of Delaware on June 28, 2007.

9.01.	Financial Statements and Exhibits.

99.1	Assignment from Gibbs International, Inc. to DelWood LLC dated as of August 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA WOODSIDE INDUSTRIES, INC.

Date: September 13, 2007	By:	/S/ W.H. Hardman, Jr.
W.H. Hardman, Jr.
Chief Financial Officer

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Exhibits

99.1	Assignment from Gibbs International, Inc. to DelWood LLC dated as of August 29, 2007.

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